
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                       YEAR
<FISCAL-YEAR-END>                   DEC-31-1996
<PERIOD-END>                        DEC-31-1996
<CASH>                              9,722
<SECURITIES>                        0
<RECEIVABLES>                       22,984
<ALLOWANCES>                        0
<INVENTORY>                         13,906<F1>
<CURRENT-ASSETS>                    39,225
<PP&E>                              95,187
<DEPRECIATION>                      0
<TOTAL-ASSETS>                      141,799
<CURRENT-LIABILITIES>               22,399
<BONDS>                             74,520<F2>
<PREFERRED-MANDATORY>               0
<PREFERRED>                         0
<COMMON>                            80
<OTHER-SE>                          44,800<F3>
<TOTAL-LIABILITY-AND-EQUITY>        141,799
<SALES>                             0
<TOTAL-REVENUES>                    165,412
<CGS>                               0
<TOTAL-COSTS>                       0
<OTHER-EXPENSES>                    155,686
<LOSS-PROVISION>                    263<F4>
<INTEREST-EXPENSE>                  4,634
<INCOME-PRETAX>                     4,829
<INCOME-TAX>                        (809)
<INCOME-CONTINUING>                 4,020
<DISCONTINUED>                      0
<EXTRAORDINARY>                     (1,318)
<CHANGES>                           0
<NET-INCOME>                        2,702
<EPS-PRIMARY>                       0.42
<EPS-DILUTED>                       0.42

<F1>Includes the following assets:  prepaid expenses and other of $3,570, demand note of $1,369, deferred income taxes--current of $1,580, deferred income taxes--long-term of $376, restricted cash of $3,751, investment in limited partnership of $256, and intangible assets, net of $3,004.
<F2>Includes the following long-term liabilities:  deferred income of $2,948, capital lease obligation of $53,533, and long-term debt of $18,039.
<F3>Includes the following equity accounts:  additional paid-in capital of $48,340 and accumulated deficit of
$(3,540).
<F4>Includes loss on investment in limited partnership of $263.

